Exhibit 5
J-Bird Music Group Ltd.
Form 10-SB, Amendment No. 1
File No. 0-24449

                     FEILD TECHNOLOGIES, LLC
                  321 STILLWATER AVE., SUITE 19
                      BANGOR, ME 04401-3950
                       Tel: (207) 947-2186
                       Fax: (207) 990-2694

Date April 15, 1997

Re: Option Agreement

This Option agreement made between Caltron, Inc. (Caltron) and Feild Technologies, LLC. (FTL) is an option to trade all of the USA and Foreign Valve Patents presently owned by Caltron for a five percent (5%) ownership in FTL. (These Patents were formerly owned by Laminar Fluid Controls, Inc.)

The payout of profits of FTL will be based on the percentage of ownership, according to the FTL Operating Agreement signed and dated January 16, 1997.

The above 16 page "Operating Agreement of FTL", was written by our attorneys, Rudman and Winchell of Bangor Maine.

If the above mentioned 5% ownership does not generate and pay to Caltron $100,000 over a period of two years, FTL will give an additional 5% of the company to Caltron. The additional 5% will be transferred to Caltron at no cost to Caltron. The two year period will start with the date of the legal transfer of the patents to FTL from Caltron.

FTL owns a number of fluid control ideas and is in the process of obtaining additional patents. FTL does not own ideas, or related devices, pertaining to fuel or other liquid modification.

Caltron agrees that the patents are free and clear of any and all encumbrances. Caltron also agrees that all maintenance fees in all countries have been paid and that the patents are up to date, on the date of transfer to LFC.

Caltron agrees this option will be in force until FTL's patent attorney, Allen McCollum can execute the necessary documents to complete the patent transfer from Caltron to FTL.

/s/ Hope Trowbridge Date                /s/ Eugene Feild    Date
President.                                   President
Caltron,  Inc.                                Feild Technologies,
LLC.